UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2007, the Compensation/Human Resources Committee of the Board of Directors of Capital Bank Corporation (the “Company”) awarded shares of restricted stock to certain of the Company’s executive officers, pursuant and subject to, the provisions of the Capital Bank Corporation Equity Incentive Plan. The Company’s named executive officers received the following number of shares of restricted stock pursuant to the awards:

Name	Title	Number of Shares

B. Grant Yarber	President and Chief Executive Officer	9,000

Mark J. Redmond	Executive Vice President and Chief CreditOfficer	6,000

David C. Morgan	Executive Vice President and Chief BankingOfficer	6,000

One-third (1/3) of each award will vest on each of the first, second and third anniversaries of the grant date, or earlier upon termination of the executive’s employment due to death. The form of  Stock Award Agreement used for each award is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 10.1	Form of Stock Award Agreement under Capital Bank Corporation Equity Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2007	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1	Form of Stock Award Agreement under Capital Bank Corporation Equity Incentive Plan